UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2023
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2023, Viper Energy Partners LP (the “Partnership”) completed its previously announced offering (the “Notes Offering”) of $400 million in aggregate principal amount of the Partnership’s 7.375% Senior Notes due 2031 (the “Notes”). The Notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Partnership loaned the proceeds from the Notes Offering to its operating subsidiary Viper Energy Partners LLC (the “Operating Company”) pursuant to an intercompany promissory note (described below) to pay a portion of the cash consideration for the previously reported pending acquisition of the right, title and interest in, and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons of Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP in the Permian Basin, primarily in the Midland and Delaware basins, and other major basins (the “Pending Acquisition”) (assuming closing occurs).

Indenture

The Notes were issued under an indenture, dated as of October 19, 2023, among the Partnership, as issuer, the Operating Company, as guarantor, and Computershare Trust Company, National Association, as trustee (the “Indenture”). Pursuant to the Indenture, interest on the Notes accrues at a rate of 7.375% per annum on the outstanding principal amount thereof from October 19, 2023, payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2024. The Notes will mature on November 1, 2031.

The Notes are the Partnership’s senior unsecured obligations and rank pari passu in right of payment with all of the Partnership’s existing and future senior indebtedness and senior in right of payment to any future subordinated indebtedness of the Partnership. The Operating Company guarantees the Notes pursuant to the Indenture. Neither Diamondback Energy Inc., the parent entity of the Partnership, nor Viper Energy Partners GP LLC, the general partner of the Partnership, will guarantee the Notes. All of the Partnership’s future restricted subsidiaries that either guarantee the Operating Company’s revolving credit facility or certain other debt or are classified as domestic restricted subsidiaries under the Indenture and are obligors with respect to certain other debt will also guarantee the Notes. The Operating Company’s guarantee ranks pari passu in right of payment with all of the existing and future senior unsecured indebtedness of the Operating Company and senior in right of payment to any future subordinated indebtedness of the Operating Company. The Notes and the guarantee are effectively subordinated to all of the Partnership’s and the Operating Company’s secured indebtedness (including all borrowings and other obligations under the Operating Company’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of the Partnership’s subsidiaries that do not guarantee the Notes (other than liabilities owed to the Partnership).

The Partnership may on any one or more occasions redeem some or all of the Notes at any time on or after November 1, 2026 at the redemption prices listed in the Indenture. Prior to November 1, 2026, the Partnership may on any one or more occasions redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to November 1, 2026, the Partnership may on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 107.375%, plus accrued and unpaid interest to the redemption date, with an amount not greater than the net cash proceeds from certain equity offerings.

If the Partnership experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase. If the Partnership sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

If the Pending Acquisition is not consummated on or prior to December 29, 2023 or if prior to such date, the purchase and sale agreement related to the Pending Acquisition is terminated prior to the consummation of the Pending Acquisition, the Partnership will redeem all of the Notes then outstanding. Additionally, if the Partnership determines that the Pending Acquisition is reasonably likely not to occur, it may redeem all of the Notes then outstanding. Any such redemption will be at a redemption price equal to the initial offer price of the Notes plus accrued and unpaid interest to, but not including the date of redemption.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness or issue certain redeemable or preferred equity, make certain investments, declare or pay dividends or make distributions on equity interests or redeem, repurchase or retire equity interests or subordinated indebtedness, transfer or sell assets including equity of restricted subsidiaries, agree to payment restrictions affecting the Partnership’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens and designate certain of the Partnership’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Intercompany Promissory Note

In connection with and upon closing of the Notes Offering, the Partnership loaned the proceeds from the Notes Offering to the Operating Company under the terms of that certain Subordinated Promissory Note, dated as of October 19, 2023, made by the Operating Company payable to the Partnership (the “Intercompany Promissory Note”). The Intercompany Promissory Note requires the Operating Company to repay the underlying loan to the Partnership on the same terms and in the same amounts as the Notes and has the same maturity date, interest rate, change of control repurchase and redemption provisions. The Partnership’s right to receive payment under the Intercompany Promissory Note is contractually subordinated to the Operating Company’s guarantee of the Notes and is structurally subordinated to all of the Operating Company’s secured indebtedness (including all borrowings and other obligations under the Operating Company’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness.

The preceding summary of the Intercompany Promissory Note is qualified in its entirety by reference to the full text of the Intercompany Promissory Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes Offering and the Intercompany Promissory Note is incorporated herein by reference, as applicable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description
4.1*
Indenture, dated as of October 19, 2023, among Viper Energy Partners LP, as issuer, Viper Energy Partners LLC, as guarantor and Computershare Trust Company National Association, as trustee (including the form of Viper Energy Partners LP’s 7.375% Senior Notes due 2031).

10.1*	Subordinated Promissory Note, dated as of October 19, 2023, made by Viper Energy Partners LLC payable to Viper Energy Partners LP.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS

		By:	Viper Energy Partners GP LLC, its general partner
Date:	October 25, 2023

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary